                            SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                SANTA FE PACIFIC PIPELINE PARTNERS, L.P.


February 25, 1998

To the Common Unit Holders of Santa Fe Pacific Pipeline Partners, L.P. ("Santa Fe"):

     The attached Form 8-K of Santa Fe dated January 8, 1998 and press release of Kinder Morgan Energy Partners, L.P. ("KMEP") dated January 15, 1998 are being mailed to you in anticipation of the Special Meeting of Common Unit Holders of Santa Fe to be held March 6, 1998. You should already have received formal notice of this meeting and the accompanying Joint Proxy Statement/Prospectus of KMEP and Santa Fe (the "Proxy Statement").

     The Proxy Statement (on pages 66-70) describes the opinion of Smith Barney Inc. ("Smith Barney"), financial advisor to the Special Committee of the board of directors of Santa Fe Pacific Pipelines, Inc. ("SF General Partner"), the general partner of Santa Fe. A copy of the opinion of Smith Barney is attached as Annex C to the Proxy Statement. Smith Barney has advised Santa Fe that it was aware of the financial information contained in the KMEP press release and the Santa Fe press release attached as an exhibit to the enclosed Form 8-K at the time it rendered its opinion, and it considered that financial information in rendering its opinion.

     The foregoing information is being disseminated to Common Unit holders of Santa Fe in connection with a Memorandum of Understanding to settle certain litigation brought by certain Common Unit Holders of Santa Fe in connection with the proposed Transaction described in the Proxy Statement. That litigation is generally described at pages 70-71 of the Proxy Statement. Subsequent to the mailing of the Proxy Statement, counsel for the parties entered into arms' length negotiations that resulted in an agreement to settle the litigation. The disclosures herein are being made pursuant to that agreement. It is anticipated that the parties will enter into a formal Stipulation of Settlement to be presented to the Superior Court of the State of California for approval. Thereafter, Common Unit Holders of Santa Fe will receive a Formal Notice of Settlement, advising them of the date and time of a settlement hearing, their right to object to the proposed settlement and other material information. If the settlement is approved, the parties would then seek dismissal of the actions pending in the Delaware Court of Chancery.

     If a person other than you is the beneficial holder of the Common Units of Santa Fe to which this notice refers, you are requested to forward this notice to the beneficial owner. Additional copies of the notice will be made available to you for this purpose upon request directed to Georgeson & Company, Inc., at 1-800-223-2064.

Sincerely yours,

/s/ Irvin Toole, Jr.
--------------------------------------------------
IRVIN TOOLE, JR.
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
SANTA FE PACIFIC PIPELINES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 8, 1998

                            ------------------------

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

             (Exact name of registrant as specified in its charter)

           Delaware                        1-10066                 95-4191066
   (State of incorporation)        (Commission File Number)     (I.R.S. Employer
                                                                 Identification
                                                                      No.)

                            1100 Town & Country Road
                            Orange, California 92868
          (Address of principal executive offices, including zip code)

                                 (714) 560-4400
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

ITEM 5. OTHER EVENTS

    Santa Fe Pacific Pipeline Partners, L.P. (the "Partnership") announced its fourth quarter and full year 1997 earnings in a January 8, 1998 press release (the "Press Release"), which press release is attached as Exhibit 99 and is hereby incorporated by reference.

    As previously reported, the Partnership, along with its general partner, Santa Fe Pacific Pipelines, Inc. (the "General Partner"), and SFP Pipeline Holdings, Inc. have entered into a definitive Purchase Agreement with Kinder Morgan Energy Partners, L.P. and Kinder Morgan G.P., Inc. (collectively, "Kinder Morgan") pursuant to which Kinder Morgan and its affiliates would acquire the Partnership's limited partner interest in the Partnership's operating partnership subsidiary, SFPP, L.P., as well as the General Partner's general partner interest in the Partnership, and approximately one-half of the General Partner's general partner interest in SFPP, L.P. would be redeemed (the "Transaction").

    The Partnership has previously distributed to the holders of its Common Units a Joint Proxy Statement/Prospectus dated February 4, 1998 (the "Proxy Statement") relating to the Transaction. The Proxy Statement (on pages 66-70) describes the opinion of Smith Barney Inc. ("Smith Barney"), financial advisor to the Special Committee of the board of directors of the General Partner. A copy of the opinion of Smith Barney is attached as Annex C to the Proxy Statement. Smith Barney has advised the Partnership that it was aware of the financial information contained in the Press Release and the Kinder Morgan press release dated January 15, 1998 (relating to fourth quarter and full year 1997 earnings of Kinder Morgan Energy Partners, L.P.) at the time it rendered its opinion, and it considered that financial information in rendering its opinion.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

    99  Press release dated January 8, 1998.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                                                 (REGISTRANT)

                                By:  SANTA FE PACIFIC PIPELINES, INC., AS
                                     GENERAL PARTNER

                                By:              /s/ BARRY R. PEARL
                                     ------------------------------------------
                                                   Barry R. Pearl
                                          SENIOR VICE PRESIDENT, TREASURER
                                            AND CHIEF FINANCIAL OFFICER
Date: February 24, 1998                    (ON BEHALF OF THE REGISTRANT)

                                                                      Exhibit 99

SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
     ----------------------------------------------------------------------

1100 Town & Country Road
Orange, California 92868
714/560-4620
714/560-4629 (FAX)

--------------------------------------------------------------------------------

Contact:  Thomas L. Lambert
       Manager, Investor Relations
                                                                    News Release
       New York Stock Exchange (SFL)
                        --------------------------------

                                                                            98-1

                                January 8, 1998

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                       ANNOUNCES FOURTH QUARTER EARNINGS

    FOR IMMEDIATE RELEASE . . . . . . . Santa Fe Pacific Pipeline Partners, L.P.
(NYSE:SFL) announced fourth quarter net income of $21.9 million, or $1.10 per unit, 10 percent above net income of $19.9 million, or $1.01 per unit, for the same period last year, excluding charges in the current quarter totaling $4.3 million for potential FERC reparations and costs associated with the proposed sale of the Partnership to Kinder Morgan Energy Partners, L.P. and a $15 million litigation provision recorded in 1996. Including the charges, fourth quarter net income was $17.7 million, or $0.89 per unit.

    For the year ended December 31, 1997, net income, excluding litigation provisions and transaction costs totaling $10.3 million, was $79.4 million, or $4.01 per unit, 7 percent above net income of $74.5 million, or $3.76 per unit in 1996, excluding litigation provisions totaling $23 million. Including the provisions and costs, net income for 1997 was $69.4 million, or $3.51 per unit.

    The fourth quarter charges included $2.0 million to reflect potential reparations for the quarter, consistent with the Administrative Law Judge's Initial Decision issued in September 1997, in the rate proceeding at the Federal Energy Regulatory Commission challenging the Partnership's rates for transportation of refined petroleum products to Arizona from El Paso, Texas and Los Angeles, California. In addition, $2.3 million was recorded to reflect fourth quarter costs associated with the proposed sale of the Partnership to Kinder Morgan.

    The Partnership also announced a cash distribution of 75 cents per unit for the fourth quarter of 1997. The distribution is payable February 13, 1998 to unitholders of record as of January 30, 1998.

    Fourth quarter revenues of $61.8 million and total year revenues of $244.4 million both exceeded the respective prior year periods by 2 percent. Total volumes delivered during the fourth quarter were essentially even with deliveries in the prior year quarter. For the year, volumes delivered exceeded one million barrels per day for the first time, 1 percent above 1996 deliveries. Volume growth was achieved in virtually all commercial markets served by the Partnership, with the 2 percent commercial growth rate tempered by reduced short haul deliveries to certain Northern and Southern California locations. Military volumes were lower at most facilities, with a significant reduction in San Francisco Bay Area deliveries attributed to a change in military supply sources.

    Excluding provisions and charges, fourth quarter operating expenses of $31.7 million were essentially even with the prior year quarter and total year operating expenses of $130.1 million increased less than 1 percent above 1996, with higher field operating expenses offset by lower legal expenses and facilities costs.

    Capital expenditures were $10.1 million for the fourth quarter and $24.9 million for the year. Capital expenditures in 1996 totaled $27.7 million.

    Santa Fe Pacific Pipeline Partners, L.P. is one of the largest independent refined petroleum products pipelines in the United States. The Partnership serves six Western states with approximately 3,300 miles of common carrier pipeline and 13 truck loading terminals.

                                  *    *    *

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                        CONSOLIDATED STATEMENT OF INCOME
                            AND OPERATING HIGHLIGHTS
                                  (UNAUDITED)
             (IN THOUSANDS, EXCEPT PER UNIT AND PER BARREL AMOUNTS)

                                                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                                         DECEMBER 31,           DECEMBER 31,
                                                                     --------------------  ----------------------
                                                                       1997       1996        1997        1996
                                                                     ---------  ---------  ----------  ----------
Operating revenues

  Trunk revenues...................................................  $  48,336  $  47,518  $  192,031  $  189,207
  Storage and terminaling revenues.................................     10,002      9,650      39,121      38,302

  Other revenues...................................................      3,456      3,260      13,263      12,633
                                                                     ---------  ---------  ----------  ----------
      Total operating revenues.....................................     61,794     60,428     244,415     240,142
                                                                     ---------  ---------  ----------  ----------

Operating expenses

  Field operating expenses.........................................     10,789     10,653      44,924      37,375
  General and administrative expenses..............................      7,260      7,168      26,495      30,260
  Depreciation and amortization....................................      5,259      5,242      21,351      21,080
  Power costs......................................................      5,285      5,506      20,674      21,062
  Facilities costs.................................................      3,082      3,307      16,661      19,244
  Provisions for litigation costs..................................      2,000     15,000       8,000      23,000
                                                                     ---------  ---------  ----------  ----------
      Total operating expenses.....................................     33,675     46,876     138,105     152,021
                                                                     ---------  ---------  ----------  ----------
Operating income...................................................     28,119     13,552     106,310      88,121
Interest expense...................................................      8,999      9,144      35,922      36,518
Kinder Morgan transaction costs....................................      2,300         --       2,300          --
Other income, net..................................................      1,472      1,188       3,674       2,415
                                                                     ---------  ---------  ----------  ----------
Net income before minority interest................................     18,292      5,596      71,762      54,018
Less minority interest in net income...............................       (590)      (181)     (2,315)     (1,743)
                                                                     ---------  ---------  ----------  ----------
Net income.........................................................  $  17,702  $   5,415  $   69,447  $   52,275
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
Net income excluding special items*................................  $  21,863  $  19,932  $   79,415  $   74,533
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
PER UNIT AMOUNTS (19,148,148 UNITS)................................
Net income per unit................................................  $    0.89  $    0.27  $     3.51  $     2.64
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
Net income per unit excluding special items*.......................  $    1.10  $    1.01  $     4.01  $     3.76
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
Cash distributions declared per unit...............................  $    0.75  $    0.75  $     3.00  $     3.00
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------
OPERATING DATA
Barrels delivered..................................................     91,710     91,776     369,845     365,377
Barrel miles (millions)............................................     13,417     13,008      53,046      51,828
Total revenue per barrel...........................................  $    0.67  $    0.66  $     0.66  $     0.66

------------------------

* These alternative computations exclude the provisions for litigation costs and Kinder Morgan transaction costs reflected above.

                    SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
ASSETS
  Current assets.....................................................................   $   78,054    $   77,909
  Property, plant and equipment, net.................................................      629,365       628,694
  Other assets.......................................................................       19,303        19,215
                                                                                       ------------  ------------
    Total assets.....................................................................   $  726,722    $  725,818
                                                                                       ------------  ------------
                                                                                       ------------  ------------
LIABILITIES AND PARTNERS' CAPITAL
  Current liabilities................................................................   $   38,675    $   35,545
  Long-term debt.....................................................................      355,000       355,000
  Other long-term liabilities........................................................       58,767        71,351
  Minority interest..................................................................        1,342         1,007
  Partners' capital..................................................................      272,938       262,915
                                                                                       ------------  ------------
    Total liabilities and partners' capital..........................................   $  726,722    $  725,818
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                                         DECEMBER 31,           DECEMBER 31,
                                                                     --------------------  ----------------------
                                                                       1997       1996        1997        1996
                                                                     ---------  ---------  ----------  ----------
Cash flows operating activities:
  Net income.......................................................  $  17,702  $   5,415  $   69,447  $   52,275
  Depreciation, working capital and other adjustments..............     (4,501)    13,011      15,644      34,972
                                                                     ---------  ---------  ----------  ----------
    Net cash provided by operating activities......................     13,201     18,426      85,091      87,247
                                                                     ---------  ---------  ----------  ----------
Cash flows from investing activities:
  Capital expenditures.............................................    (10,099)    (7,476)    (24,934)    (27,686)
  Proceeds from property sales.....................................         --      2,749          --       2,749
                                                                     ---------  ---------  ----------  ----------
    Net cash used by investing activities..........................    (10,099)    (4,727)    (24,934)    (24,937)
                                                                     ---------  ---------  ----------  ----------
Cash flows from financing activities:
  Cash distributions...............................................    (15,351)   (15,351)    (61,407)    (61,407)
                                                                     ---------  ---------  ----------  ----------
Increase (decrease) in cash and cash equivalents...................    (12,249)    (1,652)     (1,250)        903
Cash and cash equivalents:
  Beginning of period..............................................     53,121     43,774      42,122      41,219
                                                                     ---------  ---------  ----------  ----------
  End of period....................................................  $  40,872  $  42,122  $   40,872  $   42,122
                                                                     ---------  ---------  ----------  ----------
                                                                     ---------  ---------  ----------  ----------

                                     [LOGO]

                                                                   CAROL HASKINS

                                                                  (713) 844-9500

                                                                    DEBRA LAUDEN

                                                                  (713) 844-9500

                                                                  WWW.ENPNET.COM

KINDER MORGAN ENERGY PARTNERS, L.P. INCREASES

QUARTERLY DISTRIBUTION TO $.5625; FOURTH QUARTER NET

INCOME INCREASES BY 43%

FOR IMMEDIATE RELEASE: THURSDAY, JANUARY 15, 1998

    HOUSTON -- Kinder Morgan Energy Partners, L.P. (NYSE: "ENP") today reported a 43 percent increase in fourth quarter 1997 net income to $7.69 million, compared to 1996 fourth quarter net income of $5.39 million. Net income for all of 1997 was $17.74 million, compared to $11.9 million for 1996, an increase of 49 percent. The results for 1996 included a non-recurring gain of $2.5 million, attributable to Chevron's buyout of certain utilizations at the Painter, Wyoming processing facility. The company also announced an increase in its quarterly distribution from $.50 to $.5625 per unit, effective with the distribution for the fourth quarter, payable on February 17, 1998 to unitholders of record as of January 31, 1998.

    After accounting for the general partner's incentive distribution, net income per unit was $.41, equivalent to the fourth quarter of 1996. For the year, net income per unit increased to $1.02 from $.90 in 1996. Revenues for the quarter were $21.38 million compared to $23.73 million in the fourth quarter of 1996.

1301 McKinney             Suite 3450            Box 67            Houston, Texas
77010                        713/844-9500                       713/844-9571 FAX

    "We are very pleased with our results for the fourth quarter and full year 1997, which significantly improved over the same periods of 1996 and constitute the highest net income in the history of the company," said Richard D. Kinder, Chairman and Chief Executive Officer of Kinder Morgan. "We have reevaluated our quarterly distribution level and are pleased to raise it to an annual indicated level of $2.25 from $2.00, a 12.5% increase. This increase is the third in the past year and reflects our continuing growth in cash flow and earnings, as well as management's confidence that this growth will continue."

    Progress on our proposed acquisition of the assets of Santa Fe Pacific Pipeline Partners, L.P. has been excellent", said Kinder. "We expect to receive all required regulatory approvals by the end of January, and to mail proxies to both sets of unitholders within the next few days setting unitholder meetings to approve the merger approximately 20 business days thereafter."

    "For the full year 1997, all of our continuing businesses showed increased earnings," said Kinder. "Our coal terminals increased their net earnings by 81 percent, primarily as a result of increased volumes and the addition of the Grand Rivers Terminal. Our coal services business unit, Red Lightning, also contributed positive earnings as we continue to expand the services we offer our customers. Earnings on our Central Basin CO(2) Pipeline increased by 16 percent, with the increase driven by higher throughput. Increased throughput on our Cypress pipeline, due to the impact of our 25,000 barrel per day expansion which came on-line in late November, led to an increase in earnings of 9 percent for that unit. Earnings on the North System increased by 3 percent with higher average tariffs more than offsetting a slight decline in throughput. Our cost reduction efforts continue to be successful, with 1997 operation and maintenance and general and administrative costs down by $4.1 million, or 15 percent, notwithstanding higher volumes on most of our assets."

    "Earnings from our interest in the Mt. Belvieu fractionator increased by 13 percent. The fractionator results include benefits associated with the liquidation of the corporate entity holding Kinder Morgan's interest in this asset, offset in part by a reserve established for a contested product loss at the fractionator. Future fractionator results will also be favorably impacted by this elimination of a layer of corporate income tax," said Kinder.

    Kinder Morgan Energy Partners, L.P., which has an enterprise value of over $600 million, owns and operates two interstate common carrier natural gas liquids (NGL) pipeline systems, one carbon dioxide (CO(2)) pipeline system, and two modern high speed rail-to-barge coal transfer facilities; and also owns an indirect interest in an NGL fractionator. On October 20, 1997, Kinder Morgan announced a definitive agreement to purchase all of the assets of Santa Fe Pacific Pipeline Partners, L.P. for in excess of $1 billion, forming the largest pipeline MLP in the United States.

    THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ALTHOUGH THE PARTIES BELIEVE THAT THEIR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS THEY CAN GIVE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL MATERIALIZE.

                      KINDER MORGAN ENERGY PARTNERS, L.P.

                        CONSOLIDATED STATEMENT OF INCOME

                                  (Unaudited)

                   (In thousands except net income per unit)

                                                                     THREE MOS. ENDED DEC   TWELVE MOS. ENDED DEC
                                                                              31                      31
                                                                    ----------------------  ----------------------
                                                                       1997        1996        1997        1996
                                                                    ----------  ----------  ----------  ----------
Revenues..........................................................  $   21,379  $   23,729  $   73,932  $   71,250
                                                                    ----------  ----------  ----------  ----------
Costs and Expenses
  Costs of Products Sold..........................................  $    1,847  $    3,693  $    7,154  $    7,874
  Operations and Maintenance......................................       4,236       5,202      15,039      18,880
  Fuel and Power..................................................       1,880       1,782       5,636       4,916
  Depreciation and Amortization...................................       2,270       2,564      10,067       9,908
  General and Administration......................................       2,298       2,329       8,862       9,132
  Taxes, Other Than Income Taxes..................................         659       1,018       2,943       3,467
                                                                    ----------  ----------  ----------  ----------
Total Costs and Expenses..........................................      13,190      16,588      49,701      54,177
                                                                    ----------  ----------  ----------  ----------

Operating Income..................................................       8,189       7,141      24,231      17,073
Equity in Earnings of Partnerships................................       1,540       1,891       5,724       5,675
Reserve for Contested Product Loss................................        (626)          0        (626)          0
Interest Expense..................................................      (3,039)     (3,230)    (12,605)    (12,634)
Other.............................................................          54         140         452       3,250
Minority Interest.................................................         (78)        (55)       (179)       (121)
                                                                    ----------  ----------  ----------  ----------
Income Before Income Taxes........................................       6,040       5,887      16,997      13,243

Income Tax Benefit/(Expense)......................................       1,649        (496)        740      (1,343)
                                                                    ----------  ----------  ----------  ----------
Net Income........................................................  $    7,689  $    5,391  $   17,737  $   11,900
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------

General Partner's Interest in Net Income..........................       1,959          79       4,074         217
Limited Partner's Interest in Net Income..........................       5,730       5,312      13,663      11,683
                                                                    ----------  ----------  ----------  ----------

Net Income........................................................  $    7,689  $    5,391  $   17,737  $   11,900
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------
Per Unit Net Income...............................................        0.41        0.41        1.02        0.90
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------
Number of Units Used in Computation...............................      14,111      13,020      13,411      13,020
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------

                      KINDER MORGAN ENERGY PARTNERS, L.P.

                     EARNINGS CONTRIBUTION BY BUSINESS UNIT

                                  (Unaudited)

                   (In thousands except net income per unit)

                                                                     THREE MOS. ENDED DEC   TWELVE MOS. ENDED DEC
                                                                              31                      31
                                                                    ----------------------  ----------------------
                                                                       1997        1996        1997        1996
                                                                    ----------  ----------  ----------  ----------
NORTH SYSTEM......................................................       4,821       6,359      12,001      11,613
CYPRESS...........................................................       1,119       1,067       4,163       3,816
CBPL..............................................................       2,209       1,575       7,720       6,642
KM NGL............................................................       1,901       1,181       4,066       3,596
COAL TERMINALS....................................................       1,790         882       7,992       4,422
RED LIGHTNING.....................................................         855          --       2,716          --
PAINTER...........................................................         117        (161)       (447)      3,183
MOBIL GAS PROCESSING..............................................          --         (32)        (21)       (109)
GENERAL/ADMIN.....................................................      (2,298)     (2,329)     (8,862)     (9,132)
DEBT COSTS........................................................      (2,747)     (3,096)    (11,412)    (12,010)
Less Minority Interest............................................         (78)        (55)       (179)       (121)
                                                                    ----------  ----------  ----------  ----------
Net Income........................................................       7,689       5,391      17,737      11,900
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------
General Partner's Interest in Net Income..........................       1,959          79       4,074         217
Limited Partner's Interest in Net Income..........................       5,730       5,312      13,663      11,683
                                                                    ----------  ----------  ----------  ----------
Net Income........................................................  $    7,689  $    5,391  $   17,737  $   11,900
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------
Per Unit Net Income...............................................        0.41        0.41        1.02        0.90
                                                                    ----------  ----------  ----------  ----------
                                                                    ----------  ----------  ----------  ----------

                               VOLUME HIGHLIGHTS

                                                                     THREE MOS. ENDED DEC   TWELVE MOS. ENDED DEC
                                                                              31                      31
                                                                    ----------------------  ----------------------
                                                                       1997        1996        1997        1996
                                                                    ----------  ----------  ----------  ----------
North System
  Delivery Volumes (MBbl).........................................      10,307      12,222      32,850      34,745
Cypress
  Delivery Volumes (MBbl).........................................       3,869       3,170      13,458      11,856
Central Basin Pipeline
  Delivery Volumes (MMcf/d).......................................         239         197         207         171
Coal Terminals
  Transport (M Tons)..............................................       2,910       1,653       9,087       6,090